           As filed with the Securities and Exchange Commission on March 3, 2004

                                                       Registration No. 33-64136

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                        PACIFIC GAS AND ELECTRIC COMPANY
               (Exact name of issuer as specified in its charter)

             CALIFORNIA                               94-0742640
     (State or jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                                 77 BEALE STREET
                                P.O. BOX 770000
                         SAN FRANCISCO, CALIFORNIA 94177
                    (Address of Principal Executive Offices)

        FIRST AND REFUNDING MORTGAGE BONDS AND UNSECURED DEBT SECURITIES
                         (Full Title of the Securities)

                           Bruce R. Worthington, Esq.
                        Pacific Gas and Electric Company
                                 77 Beale Street
                                P.O. Box 770000
                         San Francisco, California 94177
                     (Name and address of agent for service)

           Telephone number, including area code of agent for service:
                                 (415) 973-2078







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                            DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 originally filed on June 9, 1993 (Commission File No. 33-64136) is filed to deregister all securities previously registered on such Form S-3 that remain unsold.




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
                                    Signature

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment to Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 3rd day of March, 2004.

PACIFIC GAS AND ELECTRIC COMPANY
         (Registrant)

/s/ Bruce R. Worthington
Bruce R. Worthington, Esq.








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